UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2013, Robert E. Gagnon resigned as our Chief Financial Officer.  Mr. Gagnon, who has served as Chief Financial Officer since August 2012,  will continue to perform transitional services until March 31, 2013.  Mr. Gagnon did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies,  practices or financial statements, and we thank him for his contributions to the Company and wish him well with his future endeavors.

Also on February 4, 2013,  James M. Rutledge, currently Vice Chairman, President and Chief Operating Officer of the Company, was designated by the Board of Directors to resume his role as Chief Financial Officer, which he previously held from August 2005 through August 2012.  Mr. Rutledge will now serve as Vice Chairman, President and Chief Financial Officer.  Further biographical information about Mr. Rutledge is available in our 2012 proxy statement filed with the Securities and Exchange Commission on March 23, 2012 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

February 4, 2013	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer